Exhibit 10.2

American Equity Investment Life Holding Company
Attn: Chief Executive Officer and President
6000 Westown Parkway
West Des Moines, IA 50266

Dear Mr. Matovina,

I hereby agree to the cancellation of the award of restricted stock granted to me by American Equity Investment Life Holding Company (the “Company”) on February 24, 2015 and the termination of the Restricted Stock Award Agreement with respect to Common Stock of the Company by and between me and the Company dated as of such date.

Sincerely,

Name:
Date:

Agreed and Acknowledged:

American Equity Investment Life Holding Company

Name:	John M. Matovina
Title:	Chief Executive Officer and President